Exhibit 23.2
Consent of Independent Auditor
We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of MYOS RENS Technology Inc. of our report dated September 2, 2020 relating to the consolidated financial statements of MedAvail, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such a Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accounts
Oakville, Ontario, Canada
October 9, 2020

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300; F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.